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                                  EXHIBIT 23.6

                        INDEPENDENT ACCOUNTANTS' CONSENT


            We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (file no. 333-12955) of Coram Healthcare Corporation of our report dated February 11, 1994, on the consolidated financial statements of Medisys, Inc. and Subsidiaries for the year ended December 31, 1993, which report is included in the Annual Report on Form 10-K of Coram Healthcare Corporation for the year ended December 31, 1995. We also consent to the reference to our Firm under the caption "Experts."



                                              /s/ COOPERS & LYBRAND L.L.P.


    Minneapolis, Minnesota

    November 7, 1996